Exhibit 99.1

420 Lexington Avenue • New York, NY 10170 • (212) 869-3000 • FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000
sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS FIRST QUARTER 2006 RESULTS

NEW YORK, May 4, 2006 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three months ended March 31, 2006.

Total rental revenues for the first quarter of 2006 were $114.3 million as compared with $126.2 million in the first quarter of 2005.  Net income available to common stockholders was $33.2 million, or $0.31 per diluted share, in the first quarter of 2006 compared with $33.5 million, or $0.32 per diluted share, in the first quarter of 2005.  Funds from operations (FFO) for the first quarter of 2006 was $53.9 million, or $0.50 on a diluted per share basis, compared with $56.0 million, or $0.53 on a diluted per share basis, in the first quarter of 2005.  Net income available to common stockholders and FFO for the first quarter of 2006 include approximately $0.05 per diluted share of lease termination fees related primarily to three redevelopment projects, as well as a re-tenanting effort.  A reconciliation of net income to FFO is presented in the attached table.

Portfolio Review

At the end of the first quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 92.9 percent leased.  The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 90.8 percent leased as of March 31, 2006.

During the first quarter, 156 new leases, aggregating approximately 699,000 square feet, were signed at an average annual base rent (ABR) of $11.25 per square foot and 302 renewal leases, aggregating approximately 1.5 million square feet, were signed at an average ABR of $10.72 per square foot.  The average increase in ABR on a cash-basis was 14.5 percent for new leases signed on comparable space and 8.7 percent for renewal leases.

During the first quarter, the Company completed eight redevelopment projects (including two joint venture outparcel development projects) and added six projects to its redevelopment pipeline.  At March 31, 2006, the redevelopment pipeline was comprised of 44 redevelopment projects (including seven Company outparcel development projects and an aggregate of seven joint venture redevelopment and outparcel development projects), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $301.8 million.

Acquisitions and Dispositions

On February 2, 2006, the Company formed a second strategic joint venture with a fund advised by JPMorgan Investment Management Inc. to acquire high-quality institutional grade community and neighborhood shopping centers on a nationwide basis. The joint venture, which is called NP/I&G Institutional Retail Company II, LLC, has an equity commitment of $150.0 million based on a 20 percent / 80 percent contribution split between the Company and a fund advised by JPMorgan Investment Management Inc., respectively.  As the managing member, the Company will be responsible for initiating acquisitions, as well as providing property management and leasing services.

During the first quarter of 2006, the Company acquired, including through co-investments with its joint venture partners, four shopping centers; three buildings adjacent to shopping centers owned by the Company; and one land parcel.  The acquisitions totaled approximately 1.0 million square feet of GLA and approximately 18 acres and were acquired for an aggregate purchase price of approximately $78.5 million. Acquisitions completed during the first quarter are summarized below:

Company Portfolio (aggregate purchase price of approximately $7.1 million)

•                  On January 27, 2006, the Company acquired a 6,580 square foot building located in Tarpon Springs, Florida immediately adjacent to Tarpon Mall, a shopping center owned by the Company, for approximately $2.3 million.

•                  On February 21, 2006, the Company acquired a 94,977 square foot building located in Hendersonville, Tennessee immediately adjacent to Hazel Path, a shopping center owned by the Company, for approximately $4.8 million.

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CA New Plan Acquisition Fund, LLC (aggregate purchase price of approximately $32.9 million)

•                  On February 9, 2006, CA New Plan Acquisition Fund, LLC, a joint venture in which the Company holds a 10 percent interest, acquired a portfolio of three shopping centers for an aggregate of approximately $32.9 million.  The portfolio includes: Augusta West Plaza, a 207,823 square foot shopping center located in Augusta, Georgia and anchored by Burlington Coat Factory, Dollar Tree and Regal Cinemas; Banks Station, a 176,451 square foot shopping center located in Fayetteville, Georgia and anchored by Cinemark USA, Food Depot, and Staples; and Shelby Square, a 155,969 square foot shopping center located in Memphis, Tennessee and anchored by Fred’s and Wal-Mart Neighborhood Market.

Galileo America LLC (aggregate purchase price of approximately $27.7 million)

•                  On January 10, 2006, Galileo America LLC, a joint venture in which the Company holds a 5 percent interest, acquired Coastal Landing, an 18-acre land parcel located in Brooksville, Florida, immediately adjacent to Coastal Way, a community shopping center owned by Galileo America LLC, for approximately $3.8 million.

•                  On February 2, 2006, Galileo America LLC acquired Marketplace at Matteson, a 309,864 square foot shopping center located in Matteson, Illinois and anchored by Advance Auto, A.J. Wright, Burlington Coat Factory and Cub Foods, for approximately $23.9 million.

NP/I&G Institutional Retail Company, LLC (aggregate purchase price of approximately $10.8 million)

•                  On March 1, 2006, NP/I&G Institutional Retail Company, LLC, a joint venture with JPMorgan Investment Management in which the Company holds a 20 percent interest, acquired a 58,473 square foot building occupied by Ukrops Supermarket and located in Glenn Allen, Virginia immediately adjacent to Westpark Shopping Center, a shopping center owned by the joint venture, for approximately $10.8 million.

During the first quarter of 2006, the Company generated an aggregate of approximately $19.5 million of proceeds through the sale of four shopping centers and two land parcels.  Properties sold during the quarter include: Cross Pointe Marketplace, a 73,788 square foot shopping center located in Richmond, Virginia; South Plaza, a 143,620 square foot shopping center located in Norwich, New York; Westgate Manor, a 75,813 square foot shopping center located in Rome, New York; Westmoreland Heights, a 108,033 square foot shopping center located in Dallas, Texas; 1.6 acres of land at Nine Mile Square in Pensacola, Florida; and 3.0 acres of land in Frisco, Texas sold by BPR Land Partnership, L.P., a joint venture in which  the Company holds a 50 percent interest.

Balance Sheet Position

As of March 31, 2006, the Company had total book assets of approximately $3.4 billion and a total debt / undepreciated book value ratio of 43.9 percent.  The Company’s debt for the three months ended March 31, 2006 had an overall weighted average current interest rate of 6.1 percent and a weighted average maturity of 7.5 years.  Approximately 81 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.

2006 Earnings Guidance

Based upon the Company’s first quarter 2006 results of operations, the Company is revising upwards its 2006 expectations.  The Company has revised its 2006 net income available to common stockholders per share (“EPS”) and FFO per share estimates, both on a diluted basis, to $1.04 to $1.08 and $1.83 to $1.87, respectively, from $1.01 to $1.07 and $1.80 to $1.86, respectively.  The Company’s revised guidance for 2006 EPS and FFO is reconciled below:

2006
EPS - Diluted	$1.04 - $1.08
Add:
Depreciation and amortization	0.84
Deduct:
Gain on sale of discontinued operations	(0.05)
FFO per Share - Diluted	$1.83 - $1.87

See footnote 3 in the attached table for an explanation of the usefulness of FFO.

Due to the uncertain nature of property dispositions and impairments, the Company has assumed no additional impairment of real estate for 2006 in its revised guidance.  Any impairment of real estate will negatively impact both net income and FFO, which impact may be material.

Dividend

For the second quarter of 2006, the Company’s Board of Directors declared a cash dividend of $0.3125 per common share (CUSIP #648053106).  On an annualized basis, this is the equivalent of $1.25 per share.  The dividend is payable on July 17, 2006 to common stockholders of record on July 3, 2006.  The Company’s shares go ex-dividend on June 29, 2006.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on July 3, 2006, payable on July 17, 2006.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on July 3, 2006, payable on July 17, 2006.

Management Comment

“The strategic repositioning we executed in 2005 continues to provide favorable operating metrics.  Redevelopment is a larger percentage of our net operating income, leasing productivity has improved over last year and our balance sheet remains strong and flexible,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, May 4, 2006 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-800-322-2803 (International: 1-617-614-4925) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #31839493.  A replay of the teleconference will be available through midnight ET on May 11, 2006 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #62579585.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

Annual Meeting of Shareholders

The Company’s Board of Directors has scheduled the 2006 Annual Meeting of Shareholders for Tuesday, May 16, 2006 at 9:00 AM ET.  The meeting will be held at the Harvard Club of New York City, 35 West 44th Street, New York, NY 10036.  The record date for determination of shareholders entitled to vote was March 6, 2006.

New Plan is one of the nation’s largest real estate companies, focusing on the ownership, management and development of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 477 properties, including 170 properties held through joint ventures, and total assets of approximately $3.4 billion.  The properties are strategically located across 39 states and include 458 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 66.7 million square feet of gross leasable area, and 19 related retail real estate assets, with approximately 1.1 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which discuss these and other factors that could adversely affect the Company’s results.

- financial tables follow -

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and footnotes)

	Three Months Ended
	March 31, 2006	March 31, 2005
Rental Revenues:
Rental income	$89,951	$98,619
Percentage rents	2,376	2,507
Expense reimbursements	21,978	25,114
TOTAL RENTAL REVENUES	114,305	126,240

Rental Operating Expenses:
Operating costs	18,816	21,441
Real estate taxes	14,345	16,055
Provision for doubtful accounts	2,196	2,710
TOTAL RENTAL OPERATING EXPENSES	35,357	40,206

NET OPERATING INCOME (1)	78,948	86,034

Other Income:
Fee income	4,283	1,579
Interest, dividend and other income	835	955
Equity in income of unconsolidated ventures	1,180	689
TOTAL OTHER INCOME	6,298	3,223

Other Expenses:
Interest expense	22,781	27,331
Depreciation and amortization	23,235	25,213
General and administrative	7,011	4,585
TOTAL OTHER EXPENSES	53,027	57,129

Income before real estate sales, impairment of real estate and minority interest	32,219	32,128
Gain on sale of real estate	—	—
Impairment of real estate	—	—
Minority interest in income of consolidated partnership and joint ventures	(150)	(282)
INCOME FROM CONTINUING OPERATIONS	32,069	31,846

Discontinued Operations:
Results of discontinued operations	818	1,837
Gain on sale of discontinued operations (2)	5,720	5,004
Impairment of real estate held for sale	(98)	—
INCOME FROM DISCONTINUED OPERATIONS	6,440	6,841

NET INCOME	$38,509	$38,687

Preferred dividends	(5,484)	(5,467)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — BASIC	33,025	33,220
Minority interest in income of consolidated partnership	150	282
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — DILUTED	$33,175	$33,502

Net income per common share — basic	$0.32	$0.32
Net income per common share — diluted	0.31	0.32

Funds from operations: (3)
Net income available to common stockholders — diluted	$33,175	$33,502
Deduct:
Minority interest in income of consolidated partnership, excluding gain allocation	(150)	(282)
Net income available to common stockholders — basic	33,025	33,220
Add:
Depreciation and amortization:
Continuing operations real estate assets	22,342	24,805
Discontinued operations real estate assets	40	883
Pro rata share of joint venture real estate assets	3,847	565
Deduct:
Gain on sale of real estate (4)	—	—
Gain on sale of discontinued operations (2) (4)	(5,532)	(3,732)
Pro rata share of joint venture gain on sale of real estate (4)	—	—
FUNDS FROM OPERATIONS — BASIC	53,722	55,741
Add:
Minority interest in income of consolidated partnership, excluding gain allocation	150	282
FUNDS FROM OPERATIONS — DILUTED	$53,872	$56,023

Funds from operations per share — basic	$0.52	$0.54
Funds from operations per share — diluted	0.50	0.53

	Three Months Ended
	March 31, 2006	March 31, 2005

Funds from operations — diluted	$53,872	$56,023
Add:
Impairment of real estate	—	—
Impairment of real estate held for sale	98	—
FUNDS FROM OPERATIONS — DILUTED (prior calculation)	$53,970	$56,023

Funds from operations per share — diluted (prior calculation)	$0.50	$0.53

Weighted average common shares outstanding — basic	104,257	102,820
ERP partnership units	2,924	1,964
Options and contingently issuable shares	1,350	1,042
Convertible debt	—	165
Restricted stock	71	144
Weighted average common shares outstanding — diluted	108,602	106,135

(1) Net operating income (“NOI”) is provided here as a supplemental measure of operating performance.  NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare.  NOI should not, however, be considered as an alternative to net income (calculated in accordance with generally accepted accounting principles (“GAAP”)) as an indicator of the Company’s financial performance.

(2) For the three months ended March 31, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest.

(3) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company presents FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historic operational performance and because it excludes other times included in the revised calculation of FFO such as impairments, which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(4) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended March 31, 2006 should be read in conjunction with the above information.

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